UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 27, 2012

Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (952) 449-9092

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.               Regulation FD Disclosure.

On December 27, 2012, Lakes Entertainment, Inc. (“Lakes”) issued a press release, announcing that Evitts Resort, LLC, its wholly owned subsidiary, hired Scott Just as general manager of Rocky Gap Lodge & Golf Resort (“Rocky Gap”), beginning 2013.  Mr. Just has over 20 years of gaming and hospitality industry experience and is currently the Vice President of Gaming for Lakes.  Mr. Just has held various positions with Lakes and Grand Casinos since the early 1990’s.  In addition, Mr. Just has held senior level positions with IGT and Harrah’s.  Mr. Just will oversee the daily operations of Rocky Gap including the gaming facility which is currently under development and is expected to open in the second quarter of 2013.  In addition to his duties at Rocky Gap, Mr. Just will continue to coordinate gaming related activities at Lakes.

A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.               Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

99.1	Lakes Entertainment, Inc. Press Release dated December 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC.
(Registrant)

Date: January 2, 2013	By:	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer